Exhibit 4.1

REMARKETING AGREEMENT

REMARKETING AGREEMENT, dated as of March 17, 2009 (the “Agreement”), between Wells Fargo & Company, a Delaware corporation, and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Goldman, Sachs & Co. (“Goldman Sachs”).

WHEREAS, the Company (as defined below) has issued $3,000,000,000 aggregate original principal amount of its Floating Rate Convertible Senior Debentures due 2033, now referred to as its Remarketed Senior Debentures due 2033 (the “Debentures”), pursuant to an indenture, dated as of April 15, 2003, between the Company and Citibank, N.A., as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of November 8, 2004, the Second Supplemental Indenture, dated as of April 1, 2008 and the Third Supplemental Indenture, dated as of May 6, 2008 (together, the “Indenture”); and

WHEREAS, the Company has requested that Morgan Stanley and Goldman Sachs act as Remarketing Agents (as defined below) with respect to the remarketing of the Debentures tendered for remarketing in connection with the Remarketing Reset Date (as defined below) and as such to perform the services described herein; and

WHEREAS, Morgan Stanley and Goldman Sachs, severally and not jointly, are prepared to act as the Remarketing Agents with respect to the remarketing of the Debentures in connection with the Remarketing Reset Date pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions herein set forth, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture (including the form of the Debentures).

“Accreted Principal Amount” shall have the meaning assigned to such term in the Indenture.

“Applicable Time” shall mean, in connection with a successful remarketing, the Reset Yield Determination Date and time of sale of Debentures in the remarketing on such date as specified by the Remarketing Agents to the Company in the notice provided pursuant to Section 4(f) of this Agreement.

“Beneficial Owners” means the owners at any time of beneficial interests in the Debentures.

“Business Day” shall have the meaning assigned to such term in the Indenture.

“Closing Date” shall mean, in connection with a successful remarketing, the date specified by the Remarketing Agents to the Company in the notice provided pursuant to Section 4(f) of this Agreement, which shall be the later of (i) May 1, 2009 and (ii) the third Business Day following a successful remarketing in connection with the Remarketing Reset Date.

“Commission” means the Securities and Exchange Commission.

“Company” means Wells Fargo & Company and its successors under this Agreement.

“Depositary” means The Depository Trust Company and its successors.

“Failed Remarketing” shall have the meaning assigned to such term in Section 4(j) of this Agreement.

“Final Term Sheet” shall have the meaning assigned to such term in Section 3(b)(i) of this Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the 1933 Act.

“Hold Notice” means a notice from a Holder to the Paying Agent stating that such Holder has elected not to have all or a specified Original Principal Amount of its Debentures remarketed.

“Holders” shall have the meaning assigned to such term in the Indenture.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the remarketing of the Debentures that (i) is required to be filed with the Commission by the Company, or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Debentures or of the remarketing that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations promulgated by the Commission from time to time under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Documents” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“1934 Act Regulations” means the rules and regulations promulgated by the Commission from time to time under the 1934 Act.

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“1939 Act” means the Trust Indenture Act of 1939, as amended.

“1939 Act Regulations” means the rules and regulations promulgated by the Commission from time to time under the 1939 Act.

“Nationally Recognized Statistical Rating Organization” shall have the meaning assigned to such term in Section 3(a) of this Agreement.

“Original Principal Amount” shall have the meaning assigned to such term in the Indenture.

“Paying Agent” means Wells Fargo Bank, N.A. and its successors.

“Prospectus” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Purchase Agreement” means the purchase agreement, dated April 9, 2003, between the Company and the initial purchasers party thereto relating to the initial issuance and sale of the Debentures.

“Registration Statement” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Remarketing Agents” means Morgan Stanley and Goldman Sachs, acting severally and not jointly, in their capacity as remarketing agents hereunder, and its successors and assigns.

“Remarketing Materials” shall have the meaning assigned to such term in Section 3(c) of this Agreement.

“Remarketing Period” means the period from and including April 17, 2009 to and including May 1, 2009.

“Remarketing Purchase Price” shall have the meaning assigned to such term in the Indenture.

“Remarketing Reset Date” means May 1, 2009.

“Representation Date” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Required Remarketing” shall have the meaning assigned to such term in Section 4(h) of this Agreement.

“Reset Yield” shall have the meaning assigned to such term in Section 4(c) of this Agreement.

“Reset Yield Determination Date” means the Business Day, if any, during the Remarketing Period on which the Remarketing Agents establish the Reset Yield effective from and including the Remarketing Reset Date.

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“Underwriting Agreement” means the form of underwriting agreement attached as Annex II to this Agreement.

Section 2. Representations and Warranties. (a) The Company has filed with the Commission, and there has become effective, a registration statement on Form S-3 (File No.: 333-135006), including the form of prospectus therein relating to senior debt securities, including the Debentures, and other securities. Such Registration Statement, as amended, and the documents incorporated or deemed to be incorporated by reference therein, and including any prospectus supplement relating to the Debentures that is filed with the Commission pursuant to Rule 424(b) under the 1933 Act and deemed part of such registration statement pursuant to Rule 430B under the 1933 Act, are hereinafter called, collectively, the “Registration Statement”; the form of prospectus therein dated June 19, 2006, relating to senior debt securities, including the Debentures, and other securities, including the documents incorporated or deemed to be incorporated by reference therein, and any preliminary prospectus supplement relating to the Debentures, are hereinafter called, collectively, the “preliminary prospectus”; and the related prospectus dated June 19, 2006, including the documents incorporated or deemed to be incorporated by reference therein, and prospectus supplement to be dated the Reset Yield Determination Date, relating to the Debentures, are hereinafter called, collectively, the “Prospectus.” The Company represents and warrants to the Remarketing Agents as of the date hereof, the Applicable Time and the Closing Date (each such time and/or date being hereinafter referred to as a “Representation Date”), that (i) it has made all the filings with the Commission that it is required to make under the 1934 Act and the 1934 Act Regulations (collectively, the “1934 Act Documents”), (ii) each 1934 Act Document complies in all material respects with the requirements of the 1934 Act and 1934 Act Regulations, and each 1934 Act Document did not at the time of filing with the Commission, and as of each Representation Date, as modified or superseded by any subsequently filed 1934 Act Document on or prior to such Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the applicable Remarketing Materials, as of each Representation Date after the date hereof, as modified or superseded by any subsequently filed 1934 Act Document on or prior to such Representation Date (or, if applicable, by any Issuer Free Writing Prospectus or other document filed pursuant to the 1933 Act and the 1933 Act Regulations), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (and, if applicable, any such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the remarketing of the Debentures or until any earlier date that the Company notifies the Remarketing Agents as described in Section 3(c), will not include any information that will conflict with the information contained in the Remarketing Materials, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified).

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(b) The Company further represents and warrants to the Remarketing Agents as of each Representation Date as follows:

(i) This Agreement has been duly authorized, executed and delivered by the Company and, assuming it has been duly executed and delivered by the Remarketing Agents, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as the enforcement thereof may be subject to limitations on rights to indemnity or contribution or both by Federal or state securities laws or the public policies underlying such laws.

(ii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and, assuming it has been duly executed and delivered by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) The Debentures have been duly authorized and executed by the Company and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the Purchase Agreement, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and are in the form contemplated by, and entitled to the benefits of, the Indenture.

(iv) Other than as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement and Prospectus, in each case including the documents incorporated by reference therein, or which might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

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(v) The Debentures are rated AA by Standard & Poor’s Rating Services and Aa3 by Moody’s Investor Services, Inc. or such other rating as to which the Company shall have most recently notified the Remarketing Agents pursuant to Section 3(a) hereof.

(vi) Consistent with the applicable provisions in the Indenture, on or prior to the Remarketing Reset Date, the Company shall have removed from the remarketed Debentures any legend relating to restrictions on transfer of the remarketed Debentures and provided for the “unrestricted” CUSIP to apply to all of the remarketed Debentures.

(c) Subject to Section 2(d) below, the following provisions of the form of Underwriting Agreement attached as Annex II hereto are incorporated by reference, mutatis mutandis, herein: Sections 1(a), (b)(i), (d) and (e); Sections 4(a), (b), (c), (d) and (e); and Sections 5(a) and (d)(ii); and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 2(d) below; provided, however that any requirements relating to the filing of the Prospectus with the Commission, as set forth in the Underwriting Agreement, shall be modified to require such filing no later than the close of business on the second Business Day after the Reset Yield Determination Date.

(d) With respect to the provisions of the form of Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the “Underwriter,” the “Underwriters,” the “Representative” or the “Representatives” shall be deemed to refer to the Remarketing Agents; (ii) all references therein to the “Securities” shall be deemed to refer to the Debentures; (iii) all references therein to this “Agreement,” the “Underwriting Agreement,” “hereof,” “herein” and all references of similar import, shall be deemed to mean and refer to this Agreement; (iv) all references therein to “the date hereof,” “the date of this Agreement” and all similar references shall be deemed to refer to the date of this Agreement; (v) all references therein to the “Applicable Time” and “Closing Date” shall be deemed to refer to the Applicable Time and Closing Date as defined in this Agreement; (vi) all references therein to the “Registration Statement,” the “Preliminary Final Prospectus” or the “Final Prospectus” shall be deemed to refer to the Registration Statement, the preliminary prospectus and the Prospectus, respectively, as defined in this Agreement; (vii) all references therein to “Basic Prospectus” shall be deemed to refer to the form of prospectus relating to senior debt securities, including the Debentures, and other securities included in the Registration Statement; (viii) all references therein to “Disclosure Package” shall be deemed to refer collectively to the preliminary prospectus and any Issuer Free Writing Prospectus, each as defined in this Agreement; (ix) all references therein to “Issuer Free Writing Prospectus” shall be deemed to refer to the Issuer Free Writing Prospectus as defined in this Agreement; (x) all references therein to “Blood Letter” shall be deemed to refer to the letter from the Remarketing Agents dated the Closing Date which describes information in the Registration Statement or Prospectus that is to be furnished by the Remarketing Agents; (xi) all references therein to “Act” and “Exchange Act” shall be deemed to refer to the Securities Act of 1933 and the Securities Exchange Act of 1934, respectively; and (xii) all references therein to “Indenture” shall be deemed to refer to the Indenture as defined in this Agreement.

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(e) Any certificate signed by any director or officer of the Company and delivered to the Remarketing Agents or to counsel for the Remarketing Agents in connection with the remarketing of the Debentures shall be deemed a representation and warranty by the Company to the Remarketing Agents as to the matters covered thereby.

Section 3. Covenants of the Company. The Company covenants with the Remarketing Agents as follows:

(a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Agents of (i) any notification or announcement by a “Nationally Recognized Statistical Rating Organization” (as defined in Section 3(a)(62) of the 1934 Act) with regard to the ratings of any securities of the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Company or notification or announcement of the placement of any rating of any securities of the Company under surveillance or review, including placement on CreditWatch or on Watch List with negative implications, or (ii) the occurrence at any time of any event set forth in Section 8(b)(ii), (iii)(A), (v) or (vi) of this Agreement.

(b) The Company, at its expense, will furnish to the Remarketing Agents:

(i) (A) a manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective and all amendments thereto, any preliminary prospectus and the Prospectus, (B) a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Debentures being remarketed, in form and substance satisfactory to the Remarketing Agents, and (C) any other Issuer Free Writing Prospectus relating to the remarketing of the Debentures;

(ii) each 1934 Act Document filed after the date hereof;

(iii) in connection with the remarketing of Debentures, such other information as the Remarketing Agents may reasonably request from time to time; and

(iv) an officers’ certificate, a favorable opinion (including a statement as to the absence of material misstatements in or omissions from the then-current Remarketing Materials relating to the remarketing of the Debentures) of Mary E. Schaffner, Esq., counsel for the Company, a favorable opinion of Faegre & Benson LLP, as special tax counsel to the Company, as to certain tax matters and a “comfort letter” or letters from the Company’s independent accountants, in each case in form and substance satisfactory to the Remarketing Agents, of the same tenor as the officers’ certificate, opinions and comfort letter, respectively, delivered in connection with the remarketing of the Debentures that occurred in May 2008, but modified to relate to the then-current Remarketing Materials relating to the remarketing of the Debentures, and in each case as of the date or dates and times specified by the Remarketing Agents in Annex I hereto.

The Company agrees to provide the Remarketing Agents with as many copies of the foregoing written materials and other Company-approved information as the Remarketing Agents may reasonably request for use in connection with the remarketing of Debentures and consents to the use thereof for such purpose.

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(c) If, at any time during which the Remarketing Agents would be obligated to take any action under this Agreement, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the Debentures shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph (b)(i) or (ii) above or any document incorporated therein by reference (collectively, the “Remarketing Materials”) to contain an untrue statement of a material fact or omit to state a material fact, or, in the case of any Issuer Free Writing Prospectus, if applicable, forming part of the Remarketing Materials, as a result of which such Issuer Free Writing Prospectus would conflict with the information otherwise contained in the Remarketing Materials, the Company shall promptly notify the Remarketing Agents in writing of the circumstances and details of such event or condition; and the Company, at its expense, shall promptly prepare and provide to the Remarketing Agents such report or other document as may be necessary to eliminate or correct such statement, omission or conflict, and, if required, will file such report or other document with the Commission and will forward to the Remarketing Agents copies thereof a reasonable amount of time prior to the proposed filing.

(d) So long as the Debentures are outstanding and the Remarketing Agents would be obligated to take any action under this Agreement, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(e) The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the remarketing of the Debentures as freely transferable securities, as contemplated in this Agreement and in the offering memorandum relating to the initial issuance of the Debentures. The Company shall timely pay any required Commission filing fees relating to the remarketing of the Debentures and update the “Calculation of Registration Fee” table in accordance with the 1933 Act Regulations.

(f) The Company shall provide to the Remarketing Agents and any other broker-dealer participating in the remarketing of the Debentures the opportunity to conduct an underwriter’s due diligence investigation of the Company in a scope customarily provided in connection with a public offering of the Company’s debt securities.

(g) The Company agrees that, unless it obtains the prior written consent of the Remarketing Agents, and each Remarketing Agent, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Debentures that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission or retained by the Company under Rule 433 under the 1933 Act. Any such Free Writing Prospectus consented to by the Remarketing Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied

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and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will arrange for the qualification of the Debentures for sale under the laws of such jurisdictions as the Remarketing Agents may designate, will maintain such qualifications in effect so long as required to complete the remarketing of the Debentures; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now so subject.

Section 4. Appointment and Obligations of the Remarketing Agents. (a) Unless this Agreement is otherwise terminated in accordance with Section 11 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints Morgan Stanley and Goldman Sachs, and Morgan Stanley and Goldman Sachs, acting severally and not jointly, hereby accept such appointment, to use their reasonable best efforts to remarket the Debentures in accordance with the Indenture and this Agreement as the exclusive Remarketing Agents with respect to the Debentures not subject to a duly submitted (and not timely withdrawn) Hold Notice. The Company agrees that a Remarketing Agent shall have the right (with the agreement of the other Remarketing Agent), on prior notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

(b) It is expressly understood and agreed by and between the parties hereto that the Remarketing Agents shall not be obligated to set the Reset Yield on any Debentures, to remarket any Debentures or to perform any of the other duties set forth herein at any time that (i) any of the conditions set forth in clause (a) of Section 8 hereof shall not have been fully and completely met to the satisfaction of the Remarketing Agents, or (ii) any of the events set forth in clause (b) of Section 8 hereof shall have occurred or be continuing.

(c) The yield on the Debentures will be reset by the Remarketing Agents on the Reset Yield Determination Date to the yield (the “Reset Yield”) for the period from and including the Remarketing Reset Date to but excluding May 1, 2010 (or, if such day is not a Business Day, the immediately succeeding Business Day) necessary for the proceeds from the remarketing of the Debentures, net of any fee to the Remarketing Agents, to be 100% of the Accreted Principal Amount, as of such Remarketing Reset Date, of the Debentures remarketed; provided that the Reset Yield shall not exceed the maximum rate permitted by law and shall not be less than 0% per annum.

(d) The Company confirms that the deadline for delivering a Hold Notice to the Paying Agent is 5:00 p.m., New York City time, on April 16, 2009.

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(e) Notwithstanding the foregoing, if (i) Holders of less than $50 million aggregate Original Principal Amount of Debentures have elected or are deemed to have elected to have their Debentures remarketed in connection with the Remarketing Reset Date pursuant to Section 15.03 of the Indenture or (ii) a Failed Remarketing occurs on the Remarketing Reset Date, the Reset Yield shall be the yield necessary, in the judgment of the Remarketing Agents based on bids from at least three independent nationally recognized securities dealers selected by the Remarketing Agents, for the Debentures to trade at a price equal to 100% of the Accreted Principal Amount thereof as of such Remarketing Reset Date. If the Remarketing Agents are not able to obtain bids from at least three independent nationally recognized securities dealers on the Remarketing Reset Date, the Reset Yield shall be 3.55175%. If the Reset Yield is established on the Remarketing Reset Date but a Failed Remarketing occurs after such date, such Reset Yield will continue to apply to the Debentures notwithstanding such Failed Remarketing.

(f) By approximately 4:30 p.m., New York City time, on the Reset Yield Determination Date, the Remarketing Agents shall notify the Company, the Trustee, the Paying Agent and the Depositary by telephone, confirmed in writing (which may include facsimile or other electronic transmission), of the Reset Yield and the Closing Date and the Company only of the Applicable Time or, if applicable, a Failed Remarketing. The Company shall issue a press release stating such Reset Yield and publish such information on its website on the World Wide Web. The Reset Yield, determined as provided in this Section 4, shall be conclusive and binding on the Holders and Beneficial Owners of the Debentures.

(g) As early as practicable, and, in any event, by 5:00 p.m., New York City time, on April 16, 2009, the Company shall notify the Remarketing Agents and the Trustee by telephone, confirmed in writing (which may include facsimile or other electronic transmission), of the Original Principal Amount of Debentures that is not subject to a duly submitted (and not timely withdrawn) Hold Notice.

(h) If Holders of at least $50 million aggregate Original Principal Amount of Debentures have elected or are deemed to have elected to have their Debentures remarketed with respect to the Remarketing Reset Date (a “Required Remarketing”), the Remarketing Agents shall use their reasonable best efforts to conduct such remarketing on any Business Day during the Remarketing Period as selected by the Remarketing Agents in accordance with the terms of this Agreement and the Indenture in consultation with the Company.

(i) If the Debentures are successfully remarketed by the Remarketing Agents on the Remarketing Reset Date, the Remarketing Agents shall deduct the fee specified in Annex I to this Agreement from the proceeds of such remarketing and remit the remaining proceeds, which shall be at least 100% of the Accreted Principal Amount of the Debentures remarketed as of the Remarketing Reset Date, to the Holders who elected or are deemed to have elected to participate in such remarketing on the Closing Date.

(j) If, by 4:00 p.m., New York City time, on the Remarketing Reset Date with respect to a Required Remarketing, a Required Remarketing is not conducted for any reason or the Remarketing Agents are unable to remarket all Debentures for which an election to remarket has been made or deemed to have been made or if, at any time prior to delivery of and payment for the Debentures on the Closing Date, a condition precedent in this Agreement shall not have been fulfilled, a failed remarketing (“Failed Remarketing”) shall be deemed to have occurred. In the event of a Failed Remarketing, the Company shall issue a press release regarding such Failed

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Remarketing and stating the aggregate Original Principal Amount of Debentures that the Company will repurchase as required pursuant to Section 15.04(a) of the Indenture and publish such information on its website on the World Wide Web.

(k) The Company will request, not later than 20 Business Days prior to April 16, 2009 (the date by which Holders are required to give notice pursuant to Section 15.03(a) of the Indenture), that the Depositary notify its participants of the potential remarketing of the Debentures, the identities of the Remarketing Agents, the procedures a Beneficial Owner must follow to deliver a Hold Notice, the date by which such Hold Notice must be delivered and the right of the Beneficial Owners of Debentures to require the Company to purchase Debentures if there is a Failed Remarketing or upon the other circumstances provided in the Indenture. The Company will also issue a press release and publish such information on its website on the World Wide Web.

(l) It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Debentures, whether in the remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Debentures for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement.

(m) If a Holder of Debentures whose Debentures were sold in the remarketing contemplated by this Agreement does not receive payment for such Debentures (with respect to such Holder, a “Failed Settlement”), such Holder will have the right to require the Company to purchase for cash on the date of the Failed Settlement all or a portion of such Debentures at the Remarketing Purchase Price. Such Holder shall notify the Company as promptly as possible of the occurrence of the Failed Settlement. Upon receipt of confirmation of the Failed Settlement from a Remarketing Agent, the Company shall purchase such Debentures for which an election is made as promptly as possible following the Failed Settlement.

Section 5. Fees and Expenses. The Company agrees that the fees to be paid to the Remarketing Agents in connection with the remarketing will be as set forth in Annex I hereto. The Company will pay all expenses of the Remarketing Agents in connection with this Agreement, including: (a) the preparation, filing (if applicable), printing and delivery of the Registration Statement, any preliminary prospectus and the Prospectus, and any amendments or supplements thereto, in connection with the remarketing of the Debentures; (b) the preparation and delivery of this Agreement and such other documents as may be required in connection with the remarketing of the Debentures; (c) the fees and disbursements of the Company’s accountants, counsel and other advisors or agents and of the fees and disbursements of the Trustee and Paying Agent; (d) the fees charged by Nationally Recognized Statistical Rating Organizations for the rating of the Debentures; and (e) the reasonable fees and disbursements of counsel to the Remarketing Agents (including for advice with respect to Rule 2a-7 under the Investment Company Act of 1940).

Section 6. Resignation or Removal of the Remarketing Agents. (a) A Remarketing Agent may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 10 days after delivery of a written notice to the Company and the Trustee of such resignation.

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(b) A Remarketing Agent also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement as to such Remarketing Agent in accordance with Section 11(b) hereof.

(c) The Company may remove a Remarketing Agent by giving not less than 10 days’ prior written notice to the Remarketing Agents, such removal to be effective upon the expiration of such notice period and the Company’s appointment of a successor Remarketing Agent. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent and amend this Agreement accordingly or enter into a remarketing agreement with such person as soon as reasonably practicable.

(d) It shall be the sole responsibility of the Company to appoint successor Remarketing Agents.

Section 7. Dealing in the Debentures; Purchase of Debentures by the Company. (a) Morgan Stanley and Goldman Sachs, when acting as the Remarketing Agents or in their individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Debentures. Morgan Stanley and Goldman Sachs, as Holders or Beneficial Owners of the Debentures, may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of Debentures may be entitled to exercise or take pursuant to the Indenture with like effect as if they did not act in any capacity hereunder. The Remarketing Agents, in their capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if they did not act in any capacity hereunder.

(b) The Company may purchase Debentures in the remarketing, provided that, in the event that any Beneficial Owners of Debentures have elected not to participate in the remarketing by delivering and not timely withdrawing a Hold Notice, the Reset Yield established with respect to Debentures in the remarketing is not different from the Reset Yield that would have been established if the Company had not purchased such Debentures.

Section 8. Conditions to Remarketing Agents’ Obligations. The obligations of the Remarketing Agents under this Agreement have been undertaken in reliance on, and shall be subject to:

(a) the due performance by the Company of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto; and

(b) the further condition that none of the following events shall have occurred at any time during which the Remarketing Agents would otherwise be obligated to take any action under this Agreement, as determined by the Remarketing Agents in their sole judgment:

(i) (A) there shall have occurred any downgrading, or any notice shall have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by any Nationally Recognized Statistical Rating Organization or (B) the rating assigned to the Debentures shall be lower than Aa3 (or the equivalent) or withdrawn by any Nationally Recognized Statistical Rating Organization;

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(ii) without the prior written consent of the Remarketing Agents, (A) the Indenture (including the Debentures) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case was not approved by the Remarketing Agents and in the judgment of the Remarketing Agents materially change the nature of the Debentures or the remarketing procedures or (B) any person shall succeed to, or the Company shall otherwise assign, transfer or convey, the obligations of the Company under the Indenture and the Debentures (it being understood that, notwithstanding the provisions of this clause (ii), the Company shall not be prohibited from amending the Indenture);

(iii) (A) trading in any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; or (B) trading generally on the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by said exchange or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or a banking moratorium shall have been declared by Federal, California or New York authorities;

(iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Remarketing Agents, impracticable to remarket the Debentures or to enforce contracts for the sale of the Debentures;

(v) an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Debentures shall have occurred and be continuing;

(vi) a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, shall have occurred; or

(vii) the Company shall fail to furnish to the Remarketing Agents on the Closing Date (or other date specified in Annex I) the officers’ certificate, opinions and comfort letter(s), in each case as referred to in Section 3(b) of this Agreement, and such other documents and opinions as counsel for the Remarketing Agents may reasonably require for the purpose of enabling such counsel to pass upon the sale of Debentures in the remarketing as herein contemplated and related proceedings, or in order to evidence

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the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, or the Remarketing Agents shall not have received on the Closing Date a favorable opinion (including a statement as to the absence of material misstatements in or omissions from the then-current Remarketing Materials relating to the remarketing of the Debentures) of counsel for the Remarketing Agents;

and the Remarketing Agents shall have received on the Reset Yield Determination Date such a certificate of the Company, signed by any Senior Vice President or Executive Vice President and the principal financial officer or accounting officer of the Company, dated as of such date, to the effect that (i) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of such date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date and (iii) none of the events specified in this clause (b) has occurred; and

(c) In the event of the failure of any of the foregoing conditions, the Remarketing Agents may terminate their obligations under this Agreement as provided in Section 11.

Section 9. Indemnification. (a) The Company agrees to indemnify and hold harmless each of the Remarketing Agents and their affiliates, officers, directors and employees and each person, if any, who controls each of the Remarketing Agents within the meaning of Section 20 of the 1934 Act as follows:

(i) against any loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, (A) the failure to have an effective Registration Statement under the 1933 Act relating to the Debentures or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to provide the Remarketing Agents with the Prospectus or Final Term Sheet for delivery, or the failure by the Company to timely pay any required Commission filing fees relating to the remarketing of the Debentures or to make any related required filing with the Commission, or (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (C) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (D) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or (E) the acts or omissions of the Remarketing Agents in connection with their duties and obligations to determine the Reset Yield hereunder except that are finally judicially determined to be due to their gross negligence, willful misconduct or bad faith;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above; provided that such settlement is effected with the written consent of the Company; and

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(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the foregoing indemnity shall not apply to any losses, liabilities, claims, damages and expenses to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents expressly for use in the Remarketing Materials.

(b) The Remarketing Agents, severally and not jointly, agree to indemnify and hold harmless the Company, its directors and any of its officers who signed the Registration Statement, from and against any loss, liability, claim, damage and expense, as incurred, but only with respect to untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Company in writing by the Remarketing Agents expressly for use in such Remarketing Materials. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to each person, if any, who controls the Company within the meaning of Section 20 of the 1934 Act.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to clause (a) above, counsel to the indemnified parties shall be selected by the Remarketing Agents and, in the case of parties indemnified pursuant to clause (b) above, counsel to the indemnified parties shall be selected by the Company. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its

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prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reasons of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) The indemnity agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents, and shall survive the termination or cancellation of this Agreement and the remarketing of any Debentures hereunder.

Section 10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Remarketing Agent on the other hand from the remarketing of the Debentures pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of each Remarketing Agent on the other hand in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and each Remarketing Agent on the other hand in connection with the remarketing of the Debentures pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate accreted principal amount of the Debentures, and (ii) the fee received by such Remarketing Agent in connection with the remarketing of the Debentures in connection with the Remarketing Reset Date.

The relative fault of the Company on the one hand and each Remarketing Agent on the other hand shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and the Remarketing Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or failure to act or untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10, no Remarketing Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures remarketed by it and resold to the public were sold to the public exceeds the amount of any damages which such Remarketing Agent has otherwise been required to pay by reason of any act or failure to act for which it is responsible hereunder or any untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each person, if any, who controls a Remarketing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Remarketing Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 11. Termination of Remarketing Agreement. (a) This Agreement shall terminate as to a Remarketing Agent on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 6 hereof.

(b) In addition, a Remarketing Agent may terminate all of its obligations under this Agreement immediately by notifying the Company and the other Remarketing Agent of its election to do so, at any time on or before the Closing Date, in the event that: (i) any of the conditions referred to or set forth in Section 8(a) hereof have not been met or satisfied in full, or the Company shall have failed to comply with the certification requirements of Section 8(b); (ii) any of the events set forth in Section 8(b) hereof shall have occurred or be continuing; or (iii) a Remarketing Agent determines, in its sole discretion, after consultation with the Company and the other Remarketing Agent, that it shall not have received all of the information, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement.

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(c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except that, in the case of removal of a Remarketing Agent by the Company pursuant to Section 6 or termination pursuant to Section 11(b) of this Agreement, the Company shall reimburse the Remarketing Agent or Agents for all of its or their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Agents. Sections 2, 5, 9, 10, 11(c) and 12 shall survive termination of this Agreement and remain in full force and effect.

Section 12. Remarketing Agents’ Performance; Duty of Care. (a) The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Agents shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Agents, the Remarketing Agents may conclusively rely upon any document furnished to them, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Agents shall be protected in acting upon any document or communication reasonably believed by them to have been signed, presented or made by the proper party or parties. The Remarketing Agents shall incur no liability hereunder to any Beneficial Owner or Holder of Debentures in their individual capacity or as Remarketing Agents for any action or failure to act in connection with the remarketing or otherwise. A Remarketing Agent shall incur no liability to the Company with respect to calculation of the Reset Yield, except as a result of gross negligence, willful misconduct or bad faith on its part.

(b) The Company acknowledges and agrees that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Remarketing Agents, on the other hand, (ii) in connection with the transaction contemplated hereby and the process leading to such transaction the Remarketing Agents are and have been acting solely as a principal and not as the agent (except to the extent expressly provided herein, which the parties acknowledge is solely a contractual obligation) or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Remarketing Agents have not assumed nor will they assume an advisory or fiduciary responsibility in favor of the Company with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether the Remarketing Agents have advised or are currently advising the Company on other matters) and the Remarketing Agents have no obligation to the Company with respect to the transaction contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Remarketing Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Remarketing Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Remarketing Agents with respect to the subject matter hereof.

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Section 14. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company and the Remarketing Agents (and each employee, representative or other agent of the Company and the Remarketing Agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company or the Remarketing Agents relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed Federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transactions contemplated hereby.

Section 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 16. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the later of the Closing Date and the completion of the remarketing of the Debentures. Regardless of any termination or expiration of this Agreement pursuant to any of the provisions hereof, the obligations of the Company pursuant to Sections 2, 5, 9, 10, 11(c) and 12 hereof shall remain operative and in full force and effect until fully satisfied.

Section 17. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other person (other than an affiliate of the Remarketing Agents) without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Agents and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Remarketing Agents within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or any indemnified party to the extent provided in Section 9 hereof, or any person entitled to contribution to the extent provided in Section 10 hereof. The terms “successors” and “assigns” shall not include any purchaser of any Debentures merely because of such purchase.

Section 18. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

Section 19. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

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Section 20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

Section 21. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

Section 22. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)	to the Company:

Wells Fargo & Company

Sixth and Marquette

Minneapolis, Minnesota 55402

Attention: Barbara S. Brett

Facsimile No.: (612) 667-3839

With a copy to: Laurel A. Holschuh

Wells Fargo & Company

Sixth and Marquette

Minneapolis, Minnesota 55402

Facsimile No.: (612) 667-6082

(b)	to Morgan Stanley:

Morgan Stanley & Co. Incorporated

1685 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Telephone No.: (212) 761-6691

Facsimile No.: (212) 507-8999

(c)	to Goldman Sachs:

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention: Registration Department

Facsimile No.: (212) 902-3000

or to such other address as the Company or the Remarketing Agents shall specify in writing.

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IN WITNESS WHEREOF, each of the Company and the Remarketing Agents has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

WELLS FARGO & COMPANY

By	/s/ Barbara S. Brett
	Name:	Barbara S. Brett
	Title:	Senior Vice President and Assistant Treasurer

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Yurij Slyz
Authorized Signatory

GOLDMAN, SACHS & CO.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

[Remarketing Agreement]

Annex I

Remarketing Fee:	The Company agrees that the following fees will be paid to the Remarketing Agents in connection with the remarketing pursuant to the Remarketing Agreement: 0.05% (5 basis points) of the accreted principal amount of the Debentures remarketed.

Delivery Date(s) for Documents Required Pursuant to Section 3(b)(iv):	(i) comfort letter: on May 1, 2009, with a “bring-down” comfort letter on the Closing Date if the Closing Date is other than May 1, 2009, in each case with a “cut-off date” five days prior to the applicable Delivery Date;

(ii) officers’ certificate, legal opinions and related closing documents: at 10:00 a.m., New York City time, on the Closing Date.

A-1

Annex II

[Form of Underwriting Agreement]

A-2

Wells Fargo & Company

$[            ]

$[            ] Notes Due [            ]

Underwriting Agreement

[DATE]

To the Representatives

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

Wells Fargo & Company, a Delaware corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture identified in Schedule I hereto (the “Indenture”), with Citibank, N.A. as the trustee (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on such Form as defined in Rule 405 under the Act (the file number of which is set forth in Schedule I hereto) for the registration under the Act of the Securities. Such registration statement, including any amendments thereto, became effective upon filing. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to a form of prospectus included in such registration statement relating to the Securities in the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding the Statements of Eligibility on Form T-1), as amended at the date of this Agreement, and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus”. Any preliminary form of the Final Prospectus which has been or will be filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus”. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Final Prospectus furnished by any Underwriter consists of such information described as such in a letter dated the Closing Date (the “Blood Letter”) delivered by the Representatives to the Company).

(c) At the Applicable Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Act, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(e) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

(g) Certain Definitions. For purposes hereof:

(i) “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(ii) “Applicable Time” shall mean the Applicable Time listed in Schedule I hereto.

(iii) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

(iv) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or the offering that does not reflect the final terms.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto. The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global securities in definitive form deposited with or on behalf of the Trustee as custodian for The Depository Trust Company (“DTC”) for credit to the respective accounts of the Underwriters and registered in the name of Cede & Co., as nominee for DTC. Interests in the permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Prospectus.

4. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will provide to counsel for the Underwriters one manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective and all amendments thereto. Prior to the Closing Date, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after notice thereof. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed pursuant to Rule 424(b) under the Act not later than the close of business on the second business day following the execution and delivery of this Agreement. The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus, the Company will use promptly its best efforts to obtain the withdrawal of such stop order.

(b) To prepare a final term sheet in a form approved by you and to file such term sheet pursuant to Rule 433(d)(5)(ii) under the Act within the time required by such Rule. Any such final term sheet shall be an Issuer Free Writing Prospectus.

(c) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly notify you and will, upon your request, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ request for, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(e) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus included in the Disclosure Package and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering and the expenses incurred in distributing the Final Prospectus to the Underwriters.

(g) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now so subject.

(h) Until the business day following the Closing Date or such earlier time as you may notify the Company, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities that are substantially similar to the Securities (other than commercial paper) and are covered by the Registration Statement or any other registration statement filed under the Act.

(i) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Securities and for expenses incurred in distributing any Preliminary Final Prospectus, the Free Writing Prospectuses included in Schedule III hereto or the Final Prospectus.

(k) The Company will cooperate with the Representatives and use all commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC, the Euroclear System and Clearstream Banking S.A., as applicable.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice under Rule 401(g)(2) that would prevent its use, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) not later than the close of business on the second business day following the execution and delivery of this Agreement; and the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(b) The Company shall have furnished to the Representatives the opinion of Jeannine E. Zahn, Senior Counsel of the Company or another of the Company’s lawyers, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package or the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; Wells Fargo Bank, National Association (“Wells Fargo Bank”) is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation (“WFC Holdings” and together with Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing corporation under the laws of the State of Delaware;

(ii) each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole;

(iii) all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank) nonassessable, and are owned directly or indirectly by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iv) the number and type of equity securities the Company is authorized to issue is as set forth in the Disclosure Package or the Final Prospectus;

(v) to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Disclosure Package or the Final Prospectus, other than as disclosed therein, and there is no contract or other document of a character required to be described or referred to in the Registration Statement or required to be filed as an exhibit thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the description thereof or references thereto are correct;

(vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or the Indenture will result in a breach of, or constitute a default under, any indenture or other agreement or instrument to which the Company or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Company’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, or violate any order or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company;

(vii) the statements in the Final Prospectus (other than statements furnished in writing to the Company by or on behalf of an Underwriter through the Representatives, it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) under the captions “Description of Debt Securities”, “Plan of Distribution”, “Description of the Notes”, and “Underwriting” insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived;

(viii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, as amended, and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States); and the Securities have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States);

(ix) the Registration Statement and any amendments thereto have become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice under Rule 401(g)(2) that would prevent its use, has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Company by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Company by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of its date or as amended or supplemented at the Closing Date (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Company by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion), included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(x) such counsel has no reason to believe that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Company by or on behalf of an Underwriter through the Representatives (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which such counsel need express no opinion);

(xi) this Agreement has been duly authorized, executed and delivered by the Company; and

(xii) no consent, approval, authorization or order of any court or government agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the Blue Sky laws of any jurisdiction or FINRA regulations in connection with the purchase and distribution of the Securities by the Underwriters.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota and the Delaware General Corporation Law or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

(c) The Representatives shall have received from their counsel such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in Section 1 hereof are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement, as amended, or notice under Rule 401(g)(2) that would prevent its use, has been issued and no proceedings for that purpose have been instituted or threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition, financial or otherwise, earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus.

(e) At the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated the Closing Date.

(f) As of the Closing Date, there shall not have occurred since the date hereof any change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package or the Final Prospectus, as amended or supplemented as of the date hereof, that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated by Disclosure Package or the Final Prospectus, as so amended or supplemented.

If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 4(j) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company, on the one hand, and each Underwriter, on the other hand, from the offering of such Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter’s obligation to contribute pursuant to this Section 7 shall be several in the proportion that the principal amount of the Securities the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Securities the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in Section 7(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities; provided further, that if the remaining Underwriters do not exercise their right to purchase such Securities and arrangements for the purchase of such Securities satisfactory to the Company and the Representatives are not made within 36 hours after such default, then this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Underwriter Representations and Agreements.

(a) Each Underwriter represents and agrees that (i) it and each of its affiliates has not offered or sold, and will not offer or sell, any of the Securities to persons in the United Kingdom in circumstances which have resulted in or will result in the Securities being or becoming the subject of an offer of transferable securities to the public as defined in Section 102B of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”); (ii) it and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(b) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospective Directive, except that it may make an offer of the Securities to the public in that Relevant Member State at any time: (i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which meets two or more of the following criteria: (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000; and (C) an annual net turnover of more than €50,000,000, in each case as determined in accordance with the Prospectus Directive and as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and the Securities to be offered, so as to enable an investor to decide to purchase or subscribe to the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the applicable Relevant Member State.

(c) Each Underwriter represents and agrees that it has not offered or sold the Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and has not issued, or possessed for the purpose of issuing, any advertisement, invitation or document relating to the Securities (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(d) Each Underwriter represents and agrees that it has not offered or sold any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except to “qualified institutional investors” (TEKIKAKU-KIKAN-TOSHIKA) as defined under Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan and pursuant to an exemption from the registration requirements of, and otherwise in compliance with, Article 2, Paragraph 3, Item 2, Sub-Item A of the Financial Instruments and Exchange Law of Japan. When such Underwriter sells the Securities to a qualified institutional investor, it will provide written notice to such qualified institutional investor prior to or simultaneous with such transfer that the Securities may be sold or otherwise disposed of only to another qualified institutional investor.

(e) Each Underwriter represents and agrees that it has not circulated or distributed the Final Prospectus, the Basic Prospectus, any Free Writing Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, and it has not offered or sold the Securities, or made the Securities the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Securities under Section 275 except: (x) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (y) where no consideration is given for the transfer; or (z) by operation of law.

(f) In the event that the offer or sale of the Securities by an Underwriter in a jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Securities or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Securities, and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

(g) Each Underwriter severally agrees that it will timely file with the Corporate Financing Department of the Financial Industry Regulatory Authority (the “Association”) any documents required to be filed under Rules 2710 and 2720 of the Association’s Conduct Rules relating to the offering of the Securities.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism, that, in the judgment of the Representatives, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representatives, impracticable to proceed with completion of the public offering of, or sale of and payment for, the Securities.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex, telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representatives, at the addresses specified in Schedule I hereto, or if sent to the Company, at 444 Market Street, MAC: 0195-171, San Francisco, California, 94111.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Company, in connection with the purchase and sale of the Securities pursuant to this Agreement or the process leading to such purchase and sale.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17. Business Day. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

WELLS FARGO & COMPANY

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

[            ]

[            ]

[            ]

Acting on behalf of themselves and as the Representatives of the several Underwriters.

[            ]

By:
Name:
Title:

[            ]

By:
Name:
Title:

[            ]

By:
Name:
Title:

SCHEDULE I

Underwriting Agreement dated [            ] (the “Agreement”)

Registration Statement No. 333-135006

Indenture:	Indenture dated as of July 21, 1999 between Wells Fargo & Company and Citibank, N.A., as trustee

Representatives, including addresses:

Title, Purchase Price and Description of Securities:

Title:

Principal Amount:

Interest Rate:

Interest Payment Dates:

Maturity:

Denominations: Beneficial interests in the Securities will be held in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof

Price to Public:

Purchase price (include type of funds, if other than Federal Funds, and accrued interest or amortization if applicable):

Sinking fund provisions:

Redemption provisions:

Provisions regarding repayment at the option of Holders:

Applicable Time: [            ] p.m. (Eastern time) on the date of the Agreement

Closing Date, Time and Location: [            ], 10:00 a.m., New York City time, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104

I-1

SCHEDULE II

Fixed Rate Notes

Underwriter	Principal Amount
[________]		[________	]
[________]		[________	]
[________]		[________	]
[________]		[________	]
[________]		[________	]
[________]		[________	]
Total	$	[________	]

II-1

SCHEDULE III

Free Writing Prospectuses Included in Disclosure Package

Final Term Sheet with respect to the Securities dated [            ] prepared pursuant to Section 4(b) of this Agreement.

III-1